Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2022 SECOND QUARTER RESULTS

161% Year-over-Year Increase in Pretax Profit

Gross Margin Percentage Increased 520 Basis Points Year-over-Year

5% Increase in Consolidated Dollar Amount of Contracts

16% Increase in Consolidated Backlog Dollars to $2.06 Billion

Early Retirement of $100 Million of Senior Secured Notes

MATAWAN, NJ, June 1, 2022 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal second quarter and six-month period ended April 30, 2022.

RESULTS FOR THE THREE-MONTH AND SIX-MONTH PERIODS ENDED APRIL 30, 2022:

●

Total revenues were $702.5 million in the second quarter of fiscal 2022, compared with $703.2 million in the same quarter of the prior year. For the six months ended April 30, 2022, total revenues were $1.27 billion compared with $1.28 billion in the same period during the prior year.

●

Homebuilding gross margin percentage, after cost of sales interest expense and land charges, increased 520 basis points to 23.3% for the three months ended April 30, 2022 compared with 18.1% during the same period a year ago. During the first half of fiscal 2022, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 21.8%, up 410 basis points, compared with 17.7% during the same period a year ago.

●

Homebuilding gross margin percentage, before cost of sales interest expense and land charges, increased 530 basis points to 26.6% during the fiscal 2022 second quarter compared with 21.3% in last year’s second quarter. For the six months ended April 30, 2022, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 24.7%, up 370 basis points, compared with 21.0% in the same period of the previous year.

●

Total SG&A was $68.2 million, or 9.7% of total revenues, in the fiscal 2022 second quarter compared with $82.6 million, or 11.7% of total revenues, in the previous year’s second quarter. During the first six months of fiscal 2022, total SG&A was $140.4 million, or 11.1% of total revenues, compared with $146.3 million, or 11.4% of total revenues, in the same period of the prior fiscal year.

●

Total interest expense as a percent of total revenues improved by 130 basis points to 4.9% for the second quarter of fiscal 2022 compared with 6.2% during the second quarter of fiscal 2021. For the first half of fiscal 2022, total interest expense as a percent of total revenues improved 180 basis points to 4.8% compared with 6.6% in the first half of the previous fiscal year.

●

Income before income taxes for the second quarter of fiscal 2022 was $80.9 million, up 160.8%, compared with $31.0 million in the second quarter of the prior fiscal year. For the first six month of fiscal 2022, income before income taxes increased 129.9% to $116.3 million compared with $50.6 million during the same period of the prior fiscal year.

●

Adjusted pretax income, which is income before income taxes excluding $0.6 million of land-related charges and $6.8 million loss on extinguishment of debt, was $88.3 million in the second quarter of fiscal 2022 compared with $31.1 million in the fiscal 2021 second quarter. For the six months ended April 30, 2022, adjusted pretax income was $123.8 million compared with $52.6 million during the first six months of fiscal 2021.

●

Net income was $62.4 million, or $8.39 per diluted common share, for the three months ended April 30, 2022 compared with net income, including the $468.6 million benefit of the valuation allowance reduction, of $488.7 million, or $69.65 per diluted common share, in the second quarter of the previous fiscal year. For the first six months of fiscal 2022, net income was $87.2 million, or $11.44 per diluted common share, compared with net income, including the $468.6 million benefit of the valuation allowance reduction, of $507.6 million, or $72.71 per diluted common share in the same period during fiscal 2021.

●

Net income was $62.4 million, or $8.39 per diluted common share, for the three months ended April 30, 2022 compared with net income, excluding the $468.6 million benefit of the valuation allowance reduction, of $20.0 million or $2.85 per diluted common share in the second quarter of the previous fiscal year. For the first six months of fiscal 2022, net income was $87.2 million, or $11.44 per diluted common share, compared with net income, excluding the $468.6 million benefit of the valuation allowance reduction, of $39.0 million, or $5.58 per diluted common share in the same period during fiscal 2021.

●

Consolidated contract dollars in the second quarter of fiscal 2022 increased 4.9% to $860.5 million (1,525 homes) compared with $820.4 million (1,771 homes) in the same quarter last year. Contract dollars, including domestic unconsolidated joint ventures(1), for the three months ended April 30, 2022 were $975.2 million (1,689 homes) compared with $930.2 million (1,960 homes) in the second quarter of fiscal 2021.

●

Consolidated contract dollars in the first half of fiscal 2022 increased 2.5% to $1.66 billion (3,076 homes) compared with $1.62 billion (3,549 homes) in the same period last year. Contract dollars, including domestic unconsolidated joint ventures(1), for the six months ended April 30, 2022 were $1.85 billion (3,348 homes) compared with $1.83 billion (3,922 homes) in the first half of fiscal 2021.

●

Consolidated contracts per community were at a strong, above historical average pace of 15.0 for the second quarter ended April 30, 2022 compared to the white-hot pace of 18.3 contracts per community in last year’s second quarter. Contracts per community, including domestic unconsolidated joint ventures, decreased to 14.1 contracts per community for the second quarter of fiscal 2022, which is above the historical average pace, compared with 16.8 contracts per community for the second quarter of fiscal 2021.

●

As of the end of the second quarter of fiscal 2022, consolidated community count was up 5.2% to 102 communities, compared with 97 communities at April 30, 2021. Community count, including domestic unconsolidated joint ventures, was 120 as of April 30, 2022, compared with 117 communities at the end of the previous year’s second quarter.

●

The dollar value of consolidated contract backlog, as of April 30, 2022, increased 16.1% to $2.06 billion compared with $1.77 billion as of April 30, 2021. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of April 30, 2022, increased 14.6% to $2.34 billion compared with $2.04 billion as of April 30, 2021.

●

Sale of home revenues increased to $685.8 million (1,353 homes) in the fiscal 2022 second quarter compared with $679.5 million (1,618 homes) in the previous year’s second quarter. During the fiscal 2022 second quarter, sale of homes revenues, including domestic unconsolidated joint ventures, increased to $772.8 million (1,495 homes) compared with $770.6 million (1,773 homes) during the second quarter of fiscal 2021.

●

For the first half of fiscal 2022, sale of homes revenues were $1.24 billion (2,527 homes) compared with $1.24 billion (3,003) homes in the first six months of the previous year. For the first half of the fiscal 2022, sale of homes revenues, including domestic unconsolidated joint ventures, were $1.39 billion (2,778 homes) compared with $1.39 billion (3,277 homes) during the same period of fiscal 2021.

●

The contract cancellation rate for consolidated contracts was 17% for the second quarter ended April 30, 2022 compared with 16% in the fiscal 2021 second quarter. The contract cancellation rate for contracts including domestic unconsolidated joint ventures was 16% for the second quarter of fiscal 2022 compared with 15% in the second quarter of the prior year.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our single community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

LIQUIDITY AND INVENTORY AS OF APRIL 30, 2022:

●

During the second quarter of fiscal 2022, land and land development spending was $154.8 million compared with $175.0 million in the same quarter one year ago. For the first half of fiscal 2022, land and land development spending was $349.6 million compared with $353.6 million in the same period one year ago.

●

After early retirement of $100 million of senior secured notes in the second quarter of fiscal 2022 in addition to the $181 million of senior secured notes retired in fiscal 2021, total liquidity as of April 30, 2022 was $282.2 million, above our targeted liquidity range of $170 million to $245 million.

●	In the second quarter of fiscal 2022, approximately 3,200 lots were put under option or acquired in 28 consolidated communities.

●

As of April 30, 2022, the total controlled consolidated lots increased 19.3% to 33,501 compared with 28,077 lots at the end of the second quarter of the previous year. Based on trailing twelve-month deliveries, the current position equaled a 5.8 years’ supply.

FINANCIAL GUIDANCE(2):

The Company is reiterating its financial guidance for the full year of fiscal 2022 and is providing guidance for the third quarter of 2022. Financial guidance below assumes no adverse changes in current market conditions, including further deterioration in the supply chain, material increase in mortgage rates, or increased inflation and excludes further impact to SG&A expenses from phantom stock expense related solely to stock price movements from the closing price of $46.02 at April 29, 2022.

●

For the third quarter of fiscal 2022, total revenues are expected to be between $780 million and $830 million, gross margin, before cost of sales interest expense and land charges, is expected to be between 24.0% and 26.0% and adjusted pretax income is expected to be between $70 million and $85 million.

●

For fiscal 2022, total revenues are expected to be between $2.80 billion and $3.00 billion, gross margin, before cost of sales interest expense and land charges, is expected to be between 23.5% and 25.5%, adjusted pretax income is expected to be between $260 million and $310 million, adjusted EBITDA is expected to be between $410 million and $460 million and fully diluted earnings per share is expected to be between $26.50 and $32.00. At the midpoint of our guidance, we anticipate our shareholders' equity to increase by approximately 105% by October 31, 2022.

●	Continue to focus on leverage levels and anticipate reducing senior secured notes by at least an additional $100 million during the second half of fiscal 2022.

(2)The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairment loss and land option write-offs and loss (gain) on extinguishment of debt. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

COMMENTS FROM MANAGEMENT:

“Despite continued challenges due to supply chain disruptions, labor tightness, increasing mortgage rates and permitting/inspection delays, we are pleased our adjusted pretax income increased 184% year over year and was above the high end of our guidance range. We also reduced our senior secured notes by an additional $100 million during the second quarter of fiscal 2022,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “New homes sales face a persistent headwind from rising mortgage rates, increasing home prices and fears of a recession. Despite those concerns, demand for our homes throughout the second quarter of fiscal 2022 remained strong. During the second quarter of 2022 our contracts per community were 15.0, which was above the pre-Covid 2019 second quarter pace of 10.5 and the normal historical average (1997 through 2002) second quarter pace of 13.5 contracts per community.”

“We already have over 100% of our expected third and fourth quarter deliveries in contract backlog and we are beginning to build our fiscal 2023 backlog. This provides us with a high level of confidence that we are on track to achieve our adjusted profit guidance for fiscal 2022. Since August of 2021, we have paid off $281 million of senior secured notes prior to their maturity and anticipate paying off at least another $100 million of senior secured notes in the second half of fiscal 2022. Additionally, by the end of 2022, we expect our equity to increase year over year by more than 100% to approximately $365 million. We remain focused on increasing profitability and further strengthening our balance sheet,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2022 second quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, June 1, 2022. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net income. The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net income is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted pretax income, which is defined as income before income taxes excluding land-related charges and loss on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes. The reconciliation for historical periods of adjusted pretax income to income before income taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $149.4 million of cash and cash equivalents, $7.8 million of restricted cash required to collateralize letters of credit and $125.0 million availability under the senior secured revolving credit facility as of April 30, 2022.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) shortages in, and price fluctuations of, raw materials and labor, including due to geopolitical events, changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with and retaliatory measures taken by other countries; (3) the outbreak and spread of COVID-19 and the measures that governments, agencies, law enforcement and/or health authorities implement to address it, as well as continuing macroeconomic effects of the pandemic; (4) adverse weather and other environmental conditions and natural disasters; (5) the seasonality of the Company’s business; (6) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (7) reliance on, and the performance of, subcontractors; (8) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (9) increases in cancellations of agreements of sale; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (18) availability and terms of financing to the Company; (19) the Company’s sources of liquidity; (20) changes in credit ratings; (21) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (22) operations through unconsolidated joint ventures with third parties; (23) significant influence of the Company’s controlling stockholders; (24) availability of net operating loss carryforwards; (25) loss of key management personnel or failure to attract qualified personnel; (26) increases in inflation; and (27) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2022 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.
April 30, 2022
Statements of consolidated operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Total revenues	$702,537	$703,162	$1,267,850	$1,277,826
Costs and expenses (1)	617,968	674,771	1,156,071	1,231,766
Loss on extinguishment of debt	(6,795)	-	(6,795)	-
Income from unconsolidated joint ventures	3,171	2,641	11,362	4,557
Income before income taxes	80,945	31,032	116,346	50,617
Income tax provision (benefit)	18,510	(457,644)	29,103	(457,018)
Net income	62,435	488,676	87,243	507,635
Less: preferred stock dividends	2,669	-	5,338	-
Net income available to common stockholders	$59,766	$488,676	$81,905	$507,635

Per share data:
Basic:
Net income per common share	$8.50	$71.11	$11.62	$74.00
Weighted average number of common shares outstanding	6,396	6,248	6,392	6,236
Assuming dilution:
Net income per common share	$8.39	$69.65	$11.44	$72.71
Weighted average number of common shares outstanding	6,477	6,368	6,492	6,331

(1) Includes inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.
April 30, 2022
Reconciliation of income before income taxes excluding land-related charges and loss on extinguishment of debt to income before income taxes
(In thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Income before income taxes	$80,945	$31,032	$116,346	$50,617
Inventory impairment loss and land option write-offs	565	81	664	1,958
Loss on extinguishment of debt	6,795	-	6,795	-
Income before income taxes excluding land-related charges and loss on extinguishment of debt (1)	$88,305	$31,113	$123,805	$52,575

(1) Income before income taxes excluding land-related charges and loss on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes.

Hovnanian Enterprises, Inc.
April 30, 2022
Gross margin
(In thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Sale of homes	$685,823	$679,515	$1,237,189	$1,230,880
Cost of sales, excluding interest expense and land charges (1)	503,466	535,017	931,339	972,389
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	182,357	144,498	305,850	258,491
Cost of sales interest expense, excluding land sales interest expense	21,678	21,704	35,402	38,421
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	160,679	122,794	270,448	220,070
Land charges	565	81	664	1,958
Homebuilding gross margin	$160,114	$122,713	$269,784	$218,112

Homebuilding Gross margin percentage	23.3%	18.1%	21.8%	17.7%
Homebuilding Gross margin percentage, before cost of sales interest expense and land charges (2)	26.6%	21.3%	24.7%	21.0%
Homebuilding Gross margin percentage, after cost of sales interest expense, before land charges (2)	23.4%	18.1%	21.9%	17.9%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Land and lot sales	$365	$1,549	$399	$4,911
Land and lot sales cost of sales, excluding interest and land charges (1)	216	1,517	260	3,783
Land and lot sales gross margin, excluding interest and land charges	149	32	139	1,128
Land and lot sales interest	-	21	21	469
Land and lot sales gross margin, including interest and excluding land charges	$149	$11	$118	$659

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

Hovnanian Enterprises, Inc.
April 30, 2022
Reconciliation of adjusted EBITDA to net income (loss)
(In thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Net income	$62,435	$488,676	$87,243	$507,635
Income tax provision (benefit)	18,510	(457,644)	29,103	(457,018)
Interest expense	34,103	43,758	61,241	84,898
EBIT (1)	115,048	74,790	177,587	135,515
Depreciation and amortization	1,314	1,484	2,489	2,822
EBITDA (2)	116,362	76,274	180,076	138,337
Inventory impairment loss and land option write-offs	565	81	664	1,958
Loss on extinguishment of debt	6,795	-	6,795	-
Adjusted EBITDA (3)	$123,722	$76,355	$187,535	$140,295

Interest incurred	$33,872	$41,870	$66,655	$83,327

Adjusted EBITDA to interest incurred	3.65	1.82	2.81	1.68

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and loss on extinguishment of debt.

Hovnanian Enterprises, Inc.
April 30, 2022
Interest incurred, expensed and capitalized
(In thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$63,804	$65,327	$58,159	$65,010
Plus interest incurred	33,872	41,870	66,655	83,327
Less interest expensed	34,103	43,758	61,241	84,898
Less interest contributed to unconsolidated joint venture (1)	-	3,667	-	3,667
Interest capitalized at end of period (2)	$63,573	$59,772	$63,573	$59,772

(1) Represents capitalized interest which was included as part of the assets contributed to the joint venture the company entered into during the six months ended April 30, 2021. There was no impact to the Consolidated Statement of Operations as a result of this transaction.

(2) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	April 30,	October 31,
	2022	2021
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$149,431	$245,970
Restricted cash and cash equivalents	14,283	16,089
Inventories:
Sold and unsold homes and lots under development	1,140,199	1,019,541
Land and land options held for future development or sale	152,796	135,992
Consolidated inventory not owned	199,172	98,727
Total inventories	1,492,167	1,254,260
Investments in and advances to unconsolidated joint ventures	67,344	60,897
Receivables, deposits and notes, net	39,420	39,934
Property, plant and equipment, net	21,559	18,736
Prepaid expenses and other assets	61,155	56,186
Total homebuilding	1,845,359	1,692,072

Financial services	138,253	202,758

Deferred tax assets, net	400,557	425,678
Total assets	$2,384,169	$2,320,508

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$196,192	$125,089
Accounts payable and other liabilities	407,926	426,381
Customers’ deposits	100,445	68,295
Liabilities from inventory not owned, net of debt issuance costs	123,793	62,762
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	1,149,129	1,248,373
Accrued Interest	28,367	28,154
Total homebuilding	2,005,852	1,959,054

Financial services	116,980	182,219
Income taxes payable	2,938	3,851
Total liabilities	2,125,770	2,145,124

Equity:
Hovnanian Enterprises, Inc. stockholders' equity:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at April 30, 2022 and October 31, 2021	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 6,105,811 shares at April 30, 2022 and 6,066,164 shares at October 31, 2021	61	61
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 704,215 shares at April 30, 2022 and 686,876 shares at October 31, 2021	7	7
Paid in capital - common stock	723,319	722,118
Accumulated deficit	(485,323)	(567,228)
Treasury stock - at cost – 470,430 shares of Class A common stock and 27,669 shares of Class B common stock at April 30, 2022 and October 31, 2021	(115,360)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders’ equity	258,003	174,897
Noncontrolling interest in consolidated joint ventures	396	487
Total equity	258,399	175,384
Total liabilities and equity	$2,384,169	$2,320,508

(1) Derived from the audited balance sheet as of October 31, 2021

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2022	2021	2022	2021
Revenues:
Homebuilding:
Sale of homes	$685,823	$679,515	$1,237,189	$1,230,880
Land sales and other revenues	1,008	1,919	1,646	5,721
Total homebuilding	686,831	681,434	1,238,835	1,236,601
Financial services	15,706	21,728	29,015	41,225
Total revenues	702,537	703,162	1,267,850	1,277,826

Expenses:
Homebuilding:
Cost of sales, excluding interest	503,682	536,534	931,599	976,172
Cost of sales interest	21,678	21,725	35,423	38,890
Inventory impairment loss and land option write-offs	565	81	664	1,958
Total cost of sales	525,925	558,340	967,686	1,017,020
Selling, general and administrative	46,501	42,204	89,247	82,429
Total homebuilding expenses	572,426	600,544	1,056,933	1,099,449

Financial services	10,792	11,361	21,192	21,715
Corporate general and administrative	21,684	40,382	51,119	63,865
Other interest	12,425	22,033	25,818	46,008
Other operations	641	451	1,009	729
Total expenses	617,968	674,771	1,156,071	1,231,766
Loss on extinguishment of debt	(6,795)	-	(6,795)	-
Income from unconsolidated joint ventures	3,171	2,641	11,362	4,557
Income before income taxes	80,945	31,032	116,346	50,617
State and federal income tax provision (benefit):
State	2,587	(91,374)	5,130	(90,748)
Federal	15,923	(366,270)	23,973	(366,270)
Total income taxes	18,510	(457,644)	29,103	(457,018)
Net income	62,435	488,676	87,243	507,635
Less: preferred stock dividends	2,669	-	5,338	-
Net income available to common stockholders	$59,766	$488,676	$81,905	$507,635

Per share data:
Basic:
Net income per common share	$8.50	$71.11	$11.62	$74.00
Weighted-average number of common shares outstanding	6,396	6,248	6,392	6,236
Assuming dilution:
Net income per common share	$8.39	$69.65	$11.44	$72.71
Weighted-average number of common shares outstanding	6,477	6,368	6,492	6,331

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		April 30,			April 30,			April 30,
		2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Northeast
(NJ, PA)	Home	87	64	35.9%	78	42	85.7%	249	142	75.4%
	Dollars	$64,464	$49,948	29.1%	$55,048	$28,686	91.9%	$197,523	$105,828	86.6%
	Avg. Price	$740,966	$780,438	(5.1)%	$705,744	$683,000	3.3%	$793,265	$745,268	6.4%
Mid-Atlantic
(DE, MD, VA, WV)	Home	264	242	9.1%	191	216	(11.6)%	618	585	5.6%
	Dollars	$162,134	$152,237	6.5%	$128,704	$112,124	14.8%	$407,936	$350,183	16.5%
	Avg. Price	$614,144	$629,079	(2.4)%	$673,843	$519,093	29.8%	$660,091	$598,603	10.3%
Midwest
(IL, OH)	Home	144	225	(36.0)%	155	203	(23.6)%	599	673	(11.0)%
	Dollars	$55,041	$80,541	(31.7)%	$56,690	$64,010	(11.4)%	$197,667	$208,841	(5.4)%
	Avg. Price	$382,229	$357,960	6.8%	$365,742	$315,320	16.0%	$329,995	$310,314	6.3%
Southeast
(FL, GA, SC)	Home	213	153	39.2%	150	167	(10.2)%	608	392	55.1%
	Dollars	$132,871	$66,485	99.9%	$73,154	$80,863	(9.5)%	$352,101	$185,139	90.2%
	Avg. Price	$623,808	$434,542	43.6%	$487,693	$484,210	0.7%	$579,113	472,293	22.6%
Southwest
(AZ, TX)	Home	541	829	(34.7)%	555	633	(12.3)%	1,220	1,416	(13.8)%
	Dollars	$273,858	$319,618	(14.3)%	$231,656	$217,165	6.7%	$597,783	$540,321	10.6%
	Avg. Price	$506,207	$385,546	31.3%	$417,396	$343,073	21.7%	$489,986	$381,583	28.4%
West
(CA)	Home	276	258	7.0%	224	357	(37.3)%	502	689	(27.1)%
	Dollars	$172,177	$151,571	13.6%	$140,571	$176,667	(20.4)%	$307,315	$384,089	(20.0)%
	Avg. Price	$623,830	$587,484	6.2%	$627,549	$494,866	26.8%	$612,181	$557,459	9.8%
Consolidated Total
	Home	1,525	1,771	(13.9)%	1,353	1,618	(16.4)%	3,796	3,897	(2.6)%
	Dollars	$860,545	$820,400	4.9%	$685,823	$679,515	0.9%	$2,060,325	$1,774,401	16.1%
	Avg. Price	$564,292	$463,241	21.8%	$506,891	$419,972	20.7%	$542,762	$455,325	19.2%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	164	189	(13.2)%	142	155	(8.4)%	396	476	(16.8)%
	Dollars	$114,673	$109,806	4.4%	$86,974	$91,067	(4.5)%	$278,006	$266,673	4.2%
	Avg. Price	$699,226	$580,984	20.4%	$612,493	$587,529	4.2%	$702,035	$560,237	25.3%
Grand Total
	Home	1,689	1,960	(13.8)%	1,495	1,773	(15.7)%	4,192	4,373	(4.1)%
	Dollars	$975,218	$930,206	4.8%	$772,797	$770,582	0.3%	$2,338,331	$2,041,074	14.6%
	Avg. Price	$577,394	$474,595	21.7%	$516,921	$434,620	18.9%	$557,808	$466,745	19.5%

KSA JV Only
	Home	51	146	(65.1)%	0	0	0.0%	2,191	1,451	51.0%
	Dollars	$7,895	$22,805	(65.4)%	$0	$0	0.0%	$344,026	$227,851	51.0%
	Avg. Price	$154,804	$156,199	(0.9)%	$0	$0	0.0%	$157,018	$157,030	(0.0)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Six Months Ended			Six Months Ending			Backlog
		April 30,			April 30,			April 30,
		2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Northeast
(NJ, PA)	Home	183	107	71.0%	106	95	11.6%	249	142	75.4%
	Dollars	$134,532	$83,618	60.9%	$75,405	$59,902	25.9%	$197,523	$105,828	86.6%
	Avg. Price	$735,148	$781,477	(5.9)%	$711,368	$630,547	12.8%	$793,265	$745,268	6.4%
Mid-Atlantic
(DE, MD, VA, WV)	Home	469	471	(0.4)%	359	392	(8.4)%	618	585	5.6%
	Dollars	$293,850	$296,718	(1.0)%	$228,104	$205,035	11.3%	$407,936	$350,183	16.5%
	Avg. Price	$626,546	$629,975	(0.5)%	$635,387	$523,048	21.5%	$660,091	$598,603	10.3%
Midwest
(IL, OH)	Home	311	463	(32.8)%	317	386	(17.9)%	599	673	(11.0)%
	Dollars	$114,834	$159,927	(28.2)%	$111,612	$120,603	(7.5)%	$197,667	$208,841	(5.4)%
	Avg. Price	$369,241	$345,417	6.9%	$352,088	$312,443	12.7%	$329,995	$310,314	6.3%
Southeast
(FL, GA, SC)	Home	441	363	21.5%	254	269	(5.6)%	608	392	55.1%
	Dollars	$259,325	$164,679	57.5%	$128,649	$126,511	1.7%	$352,101	$185,139	90.2%
	Avg. Price	$588,039	$453,661	29.6%	$506,492	$470,301	7.7%	$579,113	$472,293	22.6%
Southwest
(AZ, TX)	Home	1,197	1,565	(23.5)%	1,053	1,215	(13.3)%	1,220	1,416	(13.8)%
	Dollars	$563,948	$587,443	(4.0)%	$425,986	$407,347	4.6%	$597,783	$540,321	10.6%
	Avg. Price	$471,135	$375,363	25.5%	$404,545	$335,265	20.7%	$489,986	$381,583	28.4%
West
(CA)	Home	475	580	(18.1)%	438	646	(32.2)%	502	689	(27.1)%
	Dollars	$292,318	$325,685	(10.2)%	$267,433	$311,482	(14.1)%	$307,315	$384,089	(20.0)%
	Avg. Price	$615,406	$561,524	9.6%	$610,578	$482,170	26.6%	$612,181	$557,459	9.8%
Consolidated Total
	Home	3,076	3,549	(13.3)%	2,527	3,003	(15.9)%	3,796	3,897	(2.6)%
	Dollars	$1,658,807	$1,618,070	2.5%	$1,237,189	$1,230,880	0.5%	$2,060,325	$1,774,401	16.1%
	Avg. Price	$539,274	$455,923	18.3%	$489,588	$409,883	19.4%	$542,762	$455,325	19.2%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	272	373	(27.1)%	251	274	(8.4)%	396	476	(16.8)%
	Dollars	$186,981	$211,714	(11.7)%	$150,594	$162,180	(7.1)%	$278,006	$266,673	4.2%
	Avg. Price	$687,430	$567,598	21.1%	$599,976	$591,897	1.4%	$702,035	$560,237	25.3%
Grand Total
	Home	3,348	3,922	(14.6)%	2,778	3,277	(15.2)%	4,192	4,373	(4.1)%
	Dollars	$1,845,788	$1,829,784	0.9%	$1,387,783	$1,393,060	(0.4)%	$2,338,331	$2,041,074	14.6%
	Avg. Price	$551,310	$466,544	18.2%	$499,562	$425,102	17.5%	$557,808	$466,745	19.5%

KSA JV Only
	Home	278	359	(22.6)%	0	0	0.0%	2,191	1,451	51.0%
	Dollars	$43,642	$56,178	(22.3)%	$0	$0	0.0%	$344,026	$227,851	51.0%
	Avg. Price	$156,986	$156,485	0.3%	$0	$0	0.0%	$157,018	$157,030	(0.0)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		April 30,			April 30,			April 30,
		2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Northeast
(unconsolidated joint ventures)	Home	19	14	35.7%	0	17	(100.0)%	38	14	171.4%
(excluding KSA JV)	Dollars	$19,932	$16,977	17.4%	$0	$23,813	(100.0)%	$32,233	$17,839	80.7%
(NJ, PA)	Avg. Price	$1,049,053	$1,212,643	(13.5)%	$0	$1,400,765	(100.0)%	$848,237	$1,274,214	(33.4)%
Mid-Atlantic
(unconsolidated joint ventures)	Home	63	26	142.3%	46	33	39.4%	143	127	12.6%
(DE, MD, VA, WV)	Dollars	$42,226	$14,962	182.2%	$31,159	$17,923	73.8%	$93,893	$75,401	24.5%
	Avg. Price	$670,254	$575,462	16.5%	$677,369	$543,121	24.9%	$656,594	$593,709	10.6%
Midwest
(unconsolidated joint ventures)	Home	0	0	0.0%	0	0	0.0%	0	0	0.0%
(IL, OH)	Dollars	$0	$0	0.0%	$0	$0	0.0%	$0	$0	0.0%
	Avg. Price	$0	$0	0.0%	$0	$0	0.0%	$0	$0	0.0%
Southeast
(unconsolidated joint ventures)	Home	49	127	(61.4)%	74	70	5.7%	172	272	(36.8)%
(FL, GA, SC)	Dollars	$35,101	$69,362	(49.4)%	$45,621	$33,510	36.1%	$130,093	$145,096	(10.3)%
	Avg. Price	$716,347	$546,157	31.2%	$616,500	$478,714	28.8%	$756,355	$533,441	41.8%
Southwest
(unconsolidated joint ventures)	Home	0	0	0.0%	0	14	(100.0)%	0	21	(100.0)%
(AZ, TX)	Dollars	$0	$(17)	(100.0)%	$0	$8,441	(100.0)%	$0	$12,758	(100.0)%
	Avg. Price	$0	$0	0.0%	$0	$602,929	(100.0)%	$0	$607,524	(100.0)%
West
(unconsolidated joint ventures)	Home	33	22	50.0%	22	21	4.8%	43	42	2.4%
(CA)	Dollars	$17,414	$8,522	104.3%	$10,194	$7,380	38.1%	$21,787	$15,579	39.8%
	Avg. Price	$527,697	$387,364	36.2%	$463,363	$351,429	31.9%	$506,674	$370,929	36.6%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	164	189	(13.2)%	142	155	(8.4)%	396	476	(16.8)%
	Dollars	$114,673	$109,806	4.4%	$86,974	$91,067	(4.5)%	$278,006	$266,673	4.2%
	Avg. Price	$699,226	$580,984	20.4%	$612,493	$587,529	4.2%	$702,035	$560,237	25.3%

KSA JV Only
	Home	51	146	(65.1)%	0	0	0.0%	2,191	1,451	51.0%
	Dollars	$7,895	$22,805	(65.4)%	$0	$0	0.0%	$344,026	$227,851	51.0%
	Avg. Price	$154,804	$156,199	(0.9)%	$0	$0	0.0%	$157,018	157,030	(0.0)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Six Months Ended			Six Months Ended			Backlog
		April 30,			April 30,			April 30,
		2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Northeast
(unconsolidated joint ventures)	Home	32	27	18.5%	4	31	(87.1)%	38	14	171.4%
(excluding KSA JV)	Dollars	$27,738	$34,812	(20.3)%	$5,695	$41,508	(86.3)%	$32,233	$17,839	80.7%
(NJ, PA)	Avg. Price	$866,813	$1,289,333	(32.8)%	$1,423,750	$1,338,968	6.3%	$848,237	$1,274,214	(33.4)%
Mid-Atlantic
(unconsolidated joint ventures)	Home	100	49	104.1%	73	63	15.9%	143	127	12.6%
(DE, MD, VA, WV)	Dollars	$65,964	$28,288	133.2%	$48,679	$32,324	50.6%	$93,893	$75,401	24.5%
	Avg. Price	$659,640	$577,306	14.3%	$666,836	$513,079	30.0%	$656,594	$593,709	10.6%
Midwest
(unconsolidated joint ventures)	Home	0	1	(100.0)%	0	1	(100.0)%	0	0	0.0%
(IL, OH)	Dollars	$0	$409	(100.0)%	$0	$409	(100.0)%	$0	$0	0.0%
	Avg. Price	$0	$409,000	(100.0)%	$0	$409,000	(100.0)%	$0	$0	0.0%
Southeast
(unconsolidated joint ventures)	Home	87	244	(64.3)%	126	121	4.1%	172	272	(36.8)%
(FL, GA, SC)	Dollars	$66,626	$127,120	(47.6)%	$74,304	$60,552	22.7%	$130,093	$145,096	(10.3)%
	Avg. Price	$765,816	$520,984	47.0%	$589,714	$500,430	17.8%	$756,355	$533,441	41.8%
Southwest
(unconsolidated joint ventures)	Home	0	4	(100.0)%	0	29	(100.0)%	0	21	(100.0)%
(AZ, TX)	Dollars	$0	$3,135	(100.0)%	$0	$17,180	(100.0)%	$0	$12,758	(100.0)%
	Avg. Price	$0	$783,750	(100.0)%	$0	$592,414	(100.0)%	$0	$607,524	(100.0)%
West
(unconsolidated joint ventures)	Home	53	48	10.4%	48	29	65.5%	43	42	2.4%
(CA)	Dollars	$26,653	$17,949	48.5%	$21,916	$10,207	114.7%	$21,787	$15,579	39.8%
	Avg. Price	$502,887	$373,938	34.5%	$456,583	$351,966	29.7%	$506,674	$370,929	36.6%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	272	373	(27.1)%	251	274	(8.4)%	396	476	(16.8)%
	Dollars	$186,981	$211,713	(11.7)%	$150,594	$162,180	(7.1)%	$278,006	$266,673	4.2%
	Avg. Price	$687,430	$567,595	21.1%	$599,976	$591,898	1.4%	$702,035	$560,237	25.3%

KSA JV Only
	Home	278	359	(22.6)%	0	0	0.0%	2,191	1,451	51.0%
	Dollars	$43,642	$56,178	(22.3)%	$0	$0	0.0%	$344,026	$227,851	51.0%
	Avg. Price	$156,986	$156,485	0.3%	$0	$0	0.0%	$157,018	$157,030	(0.0)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.